UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM N-Q

QUARTERLY SCHEDULE OF PORTFOLIO HOLDINGS OF REGISTERED

 MANAGEMENT INVESTMENT COMPANY

Investment Company Act file number: 811-22602

COTTONWOOD MUTUAL FUNDS

(Exact Name of Registrant as Specified in Charter)

225 West Washington Street, 21st Floor

Chicago, Illinois 60606

(Address of Principal Executive Offices, Zip Code)

Registrant's Telephone Number, including Area Code: (312) 564-5100

Capitol Services, Inc.

615 S. Dupont Hwy, Dover, DE 19901
 (Name and Address of Agent for Service)

With Copies to:

Daniel T. Hart

Cortland Fund Services LLC

225 West Washington Street, 21st Floor

Chicago, Illinois 60606

John H. Lively

The Law Offices of John H. Lively & Associates, Inc.

A member firm of The 1940 Act Law GroupTM

11300 Tomahawk Creek Parkway, Ste 310

Leawood, KS 66211

Date of fiscal year end: Last Day of February

Date of reporting period: November 30, 2014

ITEM 1. SCHEDULE OF INVESTMENTS.

	Armour Tactical Flex Fund
	Schedule of Investments
	November 30, 2014 (Unaudited)

Shares				Value

EXCHANGE TRADED FUNDS - 66.13%

104	iShares Core S&P 500 ETF			$ 21,692
41	ProShares Ultra Financial ETF			5,964
72	ProShares Ultra Oil & Gas ETF			3,940
27	ProShares Ultra Real Estate ETF			2,829
285	ProShares Ultra S&P500 ETF			36,947
39	ProShares Ultra Technology ETF			6,208
20	Vanguard Energy ETF			2,285
69	Vanguard Financials ETF			3,392
36	Vanguard Information Technology ETF			3,855
35	Vanguard REIT ETF			2,820

TOTAL FOR EXCHANGE TRADED FUNDS (Cost $86,051) - 66.13%				$ 89,932

SHORT TERM INVESTMENTS - 35.68%
48,523	Federated Prime Obligations Fund #10, 0.08% ** (Cost $48,523)			48,523

TOTAL INVESTMENTS (Cost $134,574) - 101.81%				$ 138,455

LIABILITIES IN EXCESS OF OTHER ASSETS - (1.81%)				(2,467)

NET ASSETS - 100.00%				$ 135,988

** Variable rate security; the coupon rate shown represents the yield at November 30, 2014.
NOTES TO FINANCIAL STATEMENTS
Armour Tactical Flex Fund
1. SECURITY TRANSACTIONS
At November 30, 2014, the net unrealized appreciation on investments, based on cost for federal income tax purposes of $134,574, amounted to $3,881, which consisted of aggregate gross unrealized appreciation of
$5,019 and aggregate gross unrealized depreciation of $1,138.

2. SECURITY VALUATION

The Fund’s assets are generally valued at their market value using market quotations. If market prices are not available or, in the Advisor’s opinion, market prices do not reflect fair value, or if an event occurs after the close of trading on the domestic or foreign exchange or market on which the security is principally traded (but prior to the time the NAV is calculated) that materially affects fair value, the Advisor will value a Fund’s assets at their fair value in accordance with policies approved by the Fund Board of Trustees (the “Board”). For example, fair value pricing may be used if an event occurs after the close of the foreign market that could have an impact on the foreign securities value. The Board has adopted guidelines for good faith pricing, and has delegated to the Advisor the responsibility for determining fair value prices, subject to review by the Board.

Fixed income securities generally are valued by using market quotations, but may be valued on the basis of prices furnished by a pricing service when the Advisor believes such prices accurately reflect the fair market value of such securities.  A pricing service utilities electronic data processing techniques based on yield spreads relating to securities with similar characteristics to determine prices for normal institutional size trading units of debt securities without regard to sale or bid prices.  If the Advisor decides that a price provided by the pricing service does not accurately reflect the fair market value of the securities, when prices are not readily available from a pricing service, or when restricted or illiquid securities are being valued, securities are valued at fair value as determined in good faith by the Advisor, in conformity with guidelines adopted by and subject to review of the Board of Trustees.  Short term investments in fixed income securities with maturities of less than 60 days when acquired, or which subsequently are within 60 days of maturity, are valued by using the amortized cost method of valuation, which the Board has  determined will represent fair value.

In accordance with the Trust’s good faith pricing guidelines, the Advisor is required to consider all appropriate factors relevant to the value of securities for which it had determined other pricing sources are not available or reliable as described above.  No single standard for determining fair value controls, since fair value depends upon the circumstances of each individual case.  As a general principle, the current fair value of an issue of securities being valued by the Advisor would appear to be the amount which the owner might reasonably expect to receive for them upon their current sale.  Methods which are in accord with this principle may, for example, be based on (i) a multiple of earnings; (ii) a discount from market of a similar freely traded security (included a derivative security or a basket of securities traded on other markets, exchanges or among dealers); or (iii) yield to maturity with respect to debt issues, or a combination of these and other methods.

As required by the fair value topic of the FASB Accounting Standards Codification, fair value is defined as the price that the Fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The topic also establishes a framework for measuring fair value, and a three-level hierarchy for fair value measurements based upon the transparency  of  inputs  to  the valuation of an asset or liability.  The three-tier hierarchy of inputs is summarized below:

Level 1 - quoted prices in active markets for identical investments
Level 2 - other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.  The following table summarizes the valuation of the Fund's investments by the above fair value hierarchy levels as of November 30, 2014:

Valuation Inputs of Assets	Level 1	Level 2	Level 3	Total
Exchange Traded Funds	$89,932	$0	$0	$89,932
Cash Equivalents	$48,523	$0	$0	$48,523
Total	$138,455	$0	$0	$138,455

HAGIN Keystone Market Neutral Fund
Schedule of Investments
November 30, 2014 (Unaudited)

Shares	Value

COMMON STOCK - 53.48%

Accident & Health Insurance - 0.93%
38	Aflac, Inc.	$ 2,270
44	Principal Financial Group, Inc.	2,344
4,614
Air Transportation, Scheduled - 0.55%
33	Spirit Airlines, Inc. *	2,729

Aircraft Parts & Auxiliary Equipment, NEC - 0.50%
58	Spirit Aerosystems Holdings, Inc. *	2,500

Arrangement of Transportation of Freight & Cargo - 0.50%
53	Expeditors International of Washington, Inc. (a)	2,482

Bottled & Canned Soft Drinks & Carbonated Waters - 0.52%
23	Monster Beverage Corp. *	2,580

Cable & Other Pay Television Services - 1.44%
119	Cablevision Systems Corp. Class-A	2,418
11	Liberty Broadband Corp. *	603
47	Liberty Media Corp.	1,728
72	Starz, Inc. Class-A *	2,376
7,125
Ciggarettes - 0.46%
36	Lorillard, Inc.	2,273

Commercial Printing - 0.45%
131	RR Donnelley & Sons Co.	2,206

Communications Services, NEC - 0.46%
26	DIRECTV *	2,280

Computer Communications Equipment - 1.48%
19	F5 Networks, Inc. *	2,455
112	Juniper Networks, Inc. *	2,482
117	Riverbed Technology, Inc. *	2,419
7,356
Computer Peripheral Equipment, NEC - 1.01%
214	Brocade Communications Systems, Inc.	2,420
93	Cisco Systems, Inc. (a)	2,571
4,991
Construction Machinery & Equipment - 0.45%
22	Caterpillar, Inc. (a)	2,213

Crude Petroleum & Natural Gas - 1.39%
185	Denbury Resources, Inc. (a)	1,528
248	Kosmos Energy, Ltd. (a) *	2,068
586	Sandridge Energy, Inc. (a) *	1,647
39	Whiting Petroleum Corp. *	1,629
6,872
Drawing & Insulating of Nonferrous Wire - 0.45%
107	Corning, Inc. (a)	2,249

Drilling Oil & Gas Wells - 0.24%
67	Patterson-UTI Energy, Inc.	1,185

Electronic Components & Accessories - 0.48%
168	AVX Corp.	2,401

Electronic Computers - 1.00%
21	Apple, Inc.	2,497
54	Teradata Corp. *	2,438
4,935
Finance Lessor - 0.46%
47	Cit Group, Inc.	2,294

Fire, Marien & Casualty Insurance - 1.69%
59	Allied World Assurance Co. Holdings AG (a)	2,224
37	American Financial Group, Inc.	2,235
19	Erie Indemnity Co. Class-A	1,657
43	W.R. Berkley Corp.	2,246
8,362
Gold & Silver Ores - 0.44%
34	Royal Gold, Inc.	2,165

Hotels & Motels - 1.44%
41	Choice Hotels International, Inc.	2,272
31	Marriott International, Inc. Class-A	2,443
29	Wyndham Worldwide Corp.	2,417
7,132
Hospital & Medical Service Plans - 0.46%
18	WellPoint, Inc.	2,302

Investment Advice - 1.84%
11	Affiliated Managers Group, Inc. (a) *	2,240
43	Artisan Partners Asset Management, Inc. (a)	2,225
41	Franklin Resources, Inc. (a)	2,331
45	Lazard, Ltd. Class-A	2,318
9,114
Lawn & Garden Tractors & Home Lawn & Gardens Equipment - 0.49%
37	Toro Co.	2,430

Leather & Leather Products - 0.46%
61	Coach, Inc.	2,264

Life Insurance - 0.45%
32	Protective Life Corp.	2,231

Metal Cans - 0.46%
34	Ball Corp.	2,280

Miscellaneous Chemical Products - 0.41%
47	Cabot Corp.	2,025

Motor Vehicles & Passenger Car Bodies - 0.48%
23	WABCO Holdings, Inc. *	2,360

Office Machines, NEC - 0.44%
89	Pitney Bowes, Inc.	2,191

Oil & Gas Field Machinery & Equipment - 0.42%
31	National Oil Well Varco, Inc.	2,078

Oil & Gas Field Services, NEC - 0.77%
24	Schlumberger, Ltd.	2,063
92	Superior Energy Services, Inc.	1,776
3,839
Orthopedic, Prosthetic & Surgical Appliances & Supplies - 0.50%
19	Edwards Lifesciences Corp. *	2,464

Periodicals: Publishing or Publishing & Printing - 0.49%
109	Rovi Corp. *	2,429

Petroleum Refining - 1.02%
40	Murphy USA, Inc. *	2,549
33	Tesoro Corp.	2,528
5,077
Pharmaceutical Preparations - 0.92%
76	Pfizer, Inc.	2,367
38	Quintiles Transnational Holdings, Inc. *	2,197
4,564
Plastic Materials, Synth Resin/Rubber, Cellulos (No Glass) - 0.47%
39	Celanese Corp.	2,343

Plastic Materials, Synth Resin & Nonvulcan Elastomers - 0.46%
39	Albemarle Corp. (a)	2,303

Radio & TV Broadcasting & Communications Equipment - 0.91%
54	Dolby Laboratories, Inc. (a)	2,397
29	QUALCOMM, Inc.	2,114
4,511
Railroad Equipment - 0.41%
63	Trinity Industries, Inc.	2,020

Retail-Auto & Home Supply Stores - 0.48%
13	O'Reilly Automotive, Inc. *	2,376

Retail-Catalog & Mail-Order Houses - 0.52%
74	CDW Corp. (a)	2,596

Retail-Computer & Computer Software Stores - 0.40%
53	GameStop Corp.	2,004

Retail-Drug Stores & Proprietary Stores - 0.51%
459	Rite Aid Corp. (a) *	2,515

Retail-Eating Places - 0.51%
69	Burger King Worldwide, Inc.	2,507

Retail-Family Clothing Stores - 0.87%
68	Abercrombie & Fitch Co.	1,962
59	Gap, Inc. (a)	2,336
4,298
Retail-Home Furniture, furnishings & Equipment Stores - 0.49%
33	Bed Bath & Beyond, Inc. *	2,421

Retail-Miscellaneous Shopping Goods Stores - 0.50%
49	Dick's Sporting Goods, Inc.	2,480

Retail-Radio, TV & Consurmer Electronics Stores - 0.53%
67	Best Buy Co., Inc. (a)	2,640

Retail-Shoe Stores - 0.52%
72	DSW, Inc.	2,555

Rolling Drawing & Extruding of Nonferrous Metals - 0.47%
135	Alcoa, Inc.	2,334

Semiconductors & Related Devices - 2.45%
55	Broadcom Corp. Class-A	2,372
77	Maxim Integrated Products, Inc.	2,277
119	NVIDIA Corp.	2,495
277	ON Semiconductor Corp. *	2,501
46	Texas Instruments, Inc.	2,503
12,148
Services-Business Services, NEC - 1.47%
28	Accenture, Plc. Class-A	2,417
43	EBay, Inc. *	2,360
135	Western Union Co.	2,508
7,285
Services-Computer Integrated Systems Design - 0.94%
38	Jack Henry & Associates, Inc.	2,335
60	PTC, Inc. *	2,344
4,679
Services-Computer Program, Data Processing, Etc. - 1.33%
27	Facebook, Inc. Class-A *	2,098
17	IHS, Inc. Class-A *	2,082
39	Red Hat, Inc. *	2,424
6,604
Services-Computer Programming Services - 1.45%
47	Amdocs, Ltd.	2,291
48	Cognizant Technology Solutions Corp. *	2,591
38	VeriSign, Inc. *	2,284
7,166
Services-Consumer Credit Reporting, Collection Agencies - 1.42%
18	Dun & Bradstreet Corp.	2,285
26	McGraw Hill Financial, Inc.	2,430
23	Moody's Corp.	2,323
7,038
Services-Detective, Guard & Armored Car Services - 0.46%
65	The ADT Corp.	2,271

Services-Educational Services - 0.47%
48	Devry, Inc.	2,345

Services-Engineering Services - 0.44%
68	Aecom Technology Corp. *	2,177

Services-Equipment Rental & Leasing, NEC - 0.48%
21	United Rentals, Inc. *	2,380

Services-Help Supply Services - 0.46%
34	Manpower, Inc.	2,273

Services-Management Services - 0.50%
29	Gartner, Inc. *	2,479

Services-Prepackaged Software - 2.55%
116	Activision Blizzard, Inc.	2,511
60	Electronic Arts, Inc. *	2,636
26	Intuit, Inc.	2,441
48	Microsoft Corp. (a)	2,295
53	Solarwinds, Inc. *	2,752
12,635
Ship & Boat Building & Repairing - 0.48%
22	Huntington Ingalls Industries, Inc.	2,397

Steel Works, Blast Furnaces & Rolling Mills (Coke Ovens) - 0.41%
61	US Steel Corp.	2,034

Telephone Communications (No Radiotelephone) - 1.39%
55	CenturyLink, Inc.	2,242
348	Frontier Communications Corp.	2,454
218	Windstream Holdings, Inc.	2,204
6,900
Transportation Services - 0.92%
27	Expedia, Inc.	2,352
36	GATX Corp.	2,230
4,582
Trucking (No Local) - 0.49%
30	Landstar System, Inc.	2,411

Watches, Clocks, Clockwork Operated Devices/Parts - 0.50%
22	Fossil, Inc. *	2,458

Wholesale-Drugs, Proprietaries & Druggists' Sundries - 0.85%
28	Cardinal Health, Inc.	2,301
44	Herbalife, Ltd.	1,903
4,204

TOTAL FOR COMMON STOCK (Cost $255,006) - 53.48%	$ 264,961

REAL ESTATE INVESTMENT TRUSTS - 8.79%
27	Alexandria Real Estate Equities, Inc.	2,320
95	American Capital Agency Corp.	2,192
102	BioMed Realty Trust, Inc.	2,188
18	Boston Properties, Inc.	2,333
87	Columbia Property Trust, Inc. (a)	2,192
33	Digital Realty Trust, Inc.	2,319
119	Duke Realty Corp.	2,313
32	Equity Residential	2,267
89	General Growth Properties, Inc.	2,382
32	Health Care REIT, Inc.	2,357
35	Home Properties, Inc.	2,282
32	Macerich Co.	2,531
31	Mid-America Apartment Communities, Inc.	2,283
115	Piedmont Office Realty Trust, Inc.	2,162
40	Post Properties, Inc.	2,343
141	Retail Properties of America, Inc.	2,266
28	Taubman Centers, Inc.	2,226
75	UDR, Inc.	2,309
63	Weingarten Realty Investors	2,293

TOTAL FOR REAL ESTATE INVESTMENT TRUSTS (Cost $41,685) - 8.79%	43,558

U.S. GOVERNMENT AGENCIES AND OBLIGATIONS - 48.40%
240,000	US Treasury Bill, 0.12%, 09/17/2015 (a)	239,812

TOTAL FOR U.S. GOVERNMENT AGENCIES AND OBLIGATIONS (Cost $239,730) - 48.40%	239,812

SHORT TERM INVESTMENTS - 17.90%
88,700	Fidelity Money Market Fund #59, 0.05%, (Cost $88,700) **	88,700

TOTAL FOR SHORT TERM INVESTMENTS (Cost $88,700) - 17.90%	88,700

TOTAL INVESTMENTS (Cost $625,121) - 128.58%	637,031

LIABILITIES IN EXCESS OF OTHER ASSETS - (28.58%)	(141,601)

NET ASSETS - 100.00%	$ 495,430

(a) All or a portion of this security is held as collateral for securities sold short. See Note 2 in the Notes to the Financial Statements.
* Represents non-income producing security during the period.
** Variable Rate Security, the coupon rate shown represents the 7-day yield at November 30, 2014.
1. SECURITY TRANSACTIONS

At November 30, 2014, the net unrealized depreciation on investments, based on cost for federal income tax purposes of $625,121 amounted to $4,754, which consisted of aggregate gross unrealized appreciation of $36,048 and aggregate gross unrealized depreciation of $31,294.

2. SECURITY VALUATIONS

The Fund’s assets are generally valued at their market value using market quotations. If market prices are not available or, in the Advisor’s opinion, market prices do not reflect fair value, or if an event occurs after the close of trading on the domestic or foreign exchange or market on which the security is principally traded (but prior to the time the NAV is calculated) that materially affects fair value, the Advisor will value a Fund’s assets at their fair value in accordance with policies approved by the Fund Board of Trustees (the “Board”). For example, fair value pricing may be used if an event occurs after the close of the foreign market that could have an impact on the foreign securities value. The Board has adopted guidelines for good faith pricing, and has delegated to the Advisor the responsibility for determining fair value prices, subject to review by the Board.

Fixed income securities generally are valued by using market quotations, but may be valued on the basis of prices furnished by a pricing service when the Advisor believes such prices accurately reflect the fair market value of such securities.  A pricing service utilities electronic data processing techniques based on yield spreads relating to securities with similar characteristics to determine prices for normal institutional size trading units of debt securities without regard to sale or bid prices.  If the Advisor decides that a price provided by the pricing service does not accurately reflect the fair market value of the securities, when prices are not readily available from a pricing service, or when restricted or illiquid securities are being valued, securities are valued at fair value as determined in good faith by the Advisor, in conformity with guidelines adopted by and subject to review of the Board of Trustees.  Short term investments in fixed income securities with maturities of less than 60 days when acquired, or which subsequently are within 60 days of maturity, are valued by using the amortized cost method of valuation, which the Board has  determined will represent fair value.

In accordance with the Trust’s good faith pricing guidelines, the Advisor is required to consider all appropriate factors relevant to the value of securities for which it had determined other pricing sources are not available or reliable as described above.  No single standard for determining fair value controls, since fair value depends upon the circumstances of each individual case.  As a general principle, the current fair value of an issue of securities being valued by the Advisor would appear to be the amount which the owner might reasonably expect to receive for them upon their current sale.  Methods which are in accord with this principle may, for example, be based on (i) a multiple of earnings; (ii) a discount from market of a similar freely traded security (included a derivative security or a basket of securities traded on other markets, exchanges or among dealers); or (iii) yield to maturity with respect to debt issues, or a combination of these and other methods.

As required by the fair value topic of the FASB Accounting Standards Codification, fair value is defined as the price that the Fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The topic also establishes a framework for measuring fair value, and a three-level hierarchy for fair value measurements based upon the transparency  of  inputs  to  the valuation of an asset or liability.  The three-tier hierarchy of inputs is summarized below:

Level 1 - quoted prices in active markets for identical investments
Level 2 - other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.  The following table summarizes the valuation of the Funds investments by the above fair value hierarchy levels as of November 30, 2014:

Valuation Inputs of Assets	Level 1	Level 2	Level 3	Total
Common Stock	$264,961	$0	$0	$264,961
Real Estate Investment Trusts	$43,558	$0	$0	$43,558
US Government Obligations	$239,812	$0	$0	$239,812
Cash Equivalents	$88,700	$0	$0	$88,700
Total	$637,031	$0	$0	$637,031

	HAGIN Keystone Market Neutral Fund
	Schedule of Securities Sold Short
	November 30, 2014 (Unaudited)

Shares		Value

COMMON STOCK

Air-Cond & Warm Air Heating Equipment & Comm & Indl Refrig Equipment
39	Lennox International, Inc.	$ 3,653

Aircraft & Parts
55	Triumph Group, Inc.	3,743

Beverages
39	Constellation Brands, Inc. Class-A *	3,760

Chemicals & Allied Products
60	FMC Corp.	3,264

Cable & Other Pay Television Services
58	AMC Networks, Inc., Class-A *	3,762

Carpets & Rugs
26	Mohawk Industries, Inc. *	3,993

Computer Communications Equipment
33	Palo Alto Networks, Inc. *	4,059

Concrete, Gypsum & Plaster Products
129	USG Corp. *	3,716

Construction-Special Trade Contractors
65	Chicago Bridge & Iron Co. N.V.	3,252

Crude Petroleum & Natural Gas
49	Cheniere Energy, Inc. *	3,234
117	Oasis Petroleum, Inc. *	2,150
73	Gulfport Energy Corp. *	3,484
		8,868
Dairy Products
95	The WhiteWave Foods Co. *	3,480

Engines & Turbines
121	The Babcock & Wilcox Co.	3,585

General Building Contractors-Residential Buildings
78	Lennar Corp.	3,685

Land Subdivides & Developers (No Cemeteries)
24	Howard Hughes Corp. *	3,505

Lumber & Wood Products (No Furniture)
149	Leucadia National Corp.	3,446

Machine Tools, Metal Cutting Types
85	Kennametal, Inc.	3,130

Miscellaneous Electrical Machinery, Equipment & Supplies
39	Spectrum Brands Holdings, Inc.	3,587

Miscellaneous Manufacturing Industries
211	International Game Technology	3,593

Mortgage Bankers & Loan Correspondents
86	Ocwen Financial Corp. *	1,973

New/Used Cars
63	Carmax, Inc. *	3,590
81	Penske Automotive Group, Inc.	3,835
		7,425
Natural Gas Distribution
64	Williams Companies, Inc.	3,312

Oil & Gas Field Machinery & Equipment
165	MRC Global, Inc. *	3,335

Operative Builders
149	Dr Horton, Inc.	3,798
121	Taylor Morrison Home Corp. *	2,340
107	Toll Brothers, Inc. *	3,744
		9,882
Pharmaceutical Preparations
14	Actavis, Plc. *	3,789
42	Endo International, Plc. *	3,073
21	Jazz Pharmaceuticals, Plc. *	3,719
22	Perrigo Co., Inc.	3,524
25	Salix Pharmaceuticals, Ltd. *	2,567
		16,672

Radio Broadcasting Stations
1,023	Sirius XM Holdings, Inc. *	3,713

Radiotelephone Communications
96	United States Cellular Corp. *	3,695

Retail-Eating & Drinking Places
45	Starbucks Corp.	3,654

Retail-Family Clothing Stores
45	Michael Kors Holdings, ,Ltd. *	3,452

Retail- Jewelry Stores
29	Signet Jewelers, Ltd.	3,798

Retail-Miscellaneous Shopping Goods Stores
70	Cabela's, Inc. *	3,797

SEC Exchanges
17	Intercontinental Exchange, Inc.	3,842

Silver Ores
165	Tahoe Resources, Inc.	2,635

Savings Institution, Federally Chartered
118	BankUnited, Inc.	3,564

Semiconductors & Related Devices
1,289	Advanced Micro Devices, Inc. *	3,596
42	Avago Technologies, Ltd.	3,923
281	JDS Uniphase Corp. *	3,749
183	SunEdison, Inc. *	3,962
		15,230
Services-Business Services, NEC
23	CoStar Group, Inc. *	3,916
100	HomeAway, Inc. *	3,136
		7,052
Services-Computer Integrated Systems Design
252	Allscripts Healthcare Solutions, Inc. *	3,029

Services-Computer Processing & Data Preparation
113	CoreLogic, Inc. *	3,754

Services-Computer Programming Services
66	Solera Holdings, Inc.	3,476

Services-Equipment Rental & Leasing, NEC
143	Aaron's, Inc.	4,058

Services-General Medical & Surgical Hospitals, NEC
61	Community Health Systems, Inc. *	2,872

Services-Motion Picture & Video Tape Production
109	DreamWorks Animation, Inc.	2,599

Services-Prepackaged Software
81	Catamaran Corp. *	4,126

Steel Works, Blast Furnaces & Rolling Mills (Coke Ovens)
71	Carpenter Technology Corp.	3,580

Surety Insurance
361	MBIA, Inc. *	3,726

Water Transportation
66	Golar LNG, Ltd.	2,740

Wholesale-Drugs, Proprietor's & Druggists' Sundries
17	McKesson Corp.	3,583
72	Nu Skin Enterprises, Inc. Class -A	3,010
		6,593
Wholesale-Miscellaneous Nondurable Goods
80	Jarden Corp, *	3,510

Wholesale-Motor Vehicles & Motor Vehicle Parts & Supplies
126	LKQ Corp. *	3,660

TOTAL FOR COMMON STOCK (Proceeds $210,206)		214,835

REAL ESTATE INVESTMENT TRUSTS
275	American Realty Capital Properties, Inc.	2,585
36	American Tower Corp.	3,780
106	Gaming & Leisure Properties, Inc.	3,381
83	Plum Creek Timber Co., Inc.	3,459
84	Prologis, Inc.	3,552
295	Spirit Realty Capital, Inc.	3,454
52	W.P. Carey, Inc.	3,544

TOTAL FOR REAL ESTATE INVESTMENT TRUSTS (Proceeds $23,039)		23,755

EXCHANGE TRADED FUNDS
31	PowerShares QQQ ETF	3,286
125	SPDR S&P 500 ETF	25,900

TOTAL FOR EXCHANGE TRADED FUNDS (Proceeds $27,437)		29,186

TOTAL SECURITIES SOLD SHORT (Proceeds $260,683)		$ 267,776

ITEM 2. CONTROLS AND PROCEDURES.

a)

The Registrant’s principal executive officer and principal financial officer have concluded, based on their evaluation of the Registrant's disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940, as amended (the “Act”)) as conducted within 90 days of the filing of this report, that these disclosure controls and procedures are adequately designed and are operating effectively to ensure that information required to be disclosed by the registrant on Form N-Q is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.

b)

There were no changes in the Registrant’s internal control over financial reporting (as defined in Rule 30a-3(d) under the Act) that occurred during the Registrant’s most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, the Registrant’s internal control over financial reporting.

ITEM 3. EXHIBITS.

Certifications pursuant to Rule 30a-2(a) under the 1940 Act and Section 302 of the Sarbanes-Oxley Act of 2002 are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COTTONWOOD MUTUAL FUNDS

By:

/s/ Daniel T. Hart

Daniel T. Hart

Trustee and Principal Executive Officer

Date: January 29, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:

/s/ Daniel T. Hart

Daniel T. Hart

Trustee and Principal Executive Officer

/s/ Greg Myers

Greg Myers

Treasurer and Principal Financial Officer

Date: January 29, 2015